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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  MARCH 16, 1997



                        BOLDER TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



      0-28060                                             84-1166231
(Commission File No.)                          (IRS Employer Identification No.)



                                 5181 WARD ROAD
                             WHEAT RIDGE, CO  80033
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code:  (303) 422-8200
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ITEM 5.          OTHER EVENTS.

BOLDER Technologies Corporation ("BOLDER" or the "Company") is filing this Report on Form 8-K to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

On March 16, 1997, BOLDER issued a press release concerning the rescheduling of purchase orders by certain customers and a dispute with Johnson Controls Battery Group, Inc. The press release read in full as follows:

 "BOLDER TECHNOLOGIES ANNOUNCES CHANGE IN PURCHASE ORDER STATUS: TOTAL ORDERS
               INCREASE 15% IN PAST MONTH; CERTAIN EXISTING 1997
                    ORDERS RESCHEDULED FOR DELIVERY IN 1998

         DENVER, Colorado - BOLDER Technologies Corporation (Nasdaq National Market-BOLD), developer and manufacturer of advanced, high power rechargeable batteries based on its patented thin metal film (TMF(TM)) technology, today announced a change in the status of purchase orders for deliveries of batteries to customers in 1997 and 1998. "We have just completed a joint plan with our OEM and VAD partners to specifically validate their monthly requirements" said Daniel S. Lankford, Chairman and Chief Executive Officer. "While the overall number of batteries ordered by customers has increased by approximately 15% since the Company's previous announcement in February, several large customers have shifted delivery dates from 1997 into mainly the first half of 1998." The result is that 2/3 of the previously announced orders that were scheduled to ship in 1997 are now scheduled to ship in 1998.

         "As the overall market interest in BOLDER'S products has grown, our inability to satisfy the unexpectedly high demand for sample product from our pilot production line has significantly impacted the timing of our customers' requirements for commercial quantities of our TMF batteries," Lankford continued. "Sufficient quantities of samples are critical for both our OEM customers and value added distributors to drive their product introduction plans. We view this as a short-term issue and we have taken several steps to increase sample production from our pilot line. In addition, we are on target to begin high volume, automated production during the second half of 1997, and we continue to be encouraged by initial market response to our products."

         The Company also announced that it has received a notice from Johnson Controls Battery Group (JCI) disputing the scope of JCI's license to use BOLDER's TMF(TM) technology for primary car and truck starting batteries. As part of its strategic relationship with JCI, the
         Company granted JCI a royalty-bearing license to its proprietary TMF technology to manufacture and sell TMF batteries in specific markets.
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         Headquartered in the Denver suburb of Wheat Ridge, BOLDER is an energy technology company that is developing and commercializing advanced, high power, rechargeable battery systems based on its patented TMF(TM) technology. BOLDER's TMF technology uses proven lead-acid electrochemistry in a proprietary configuration that has higher power density than any commercially available rechargeable battery. BOLDER believes that the high power and other performance characteristics of the TMF technology offer a number of advantages over existing batteries for a wide range of current and future applications.

         Except for the historical information contained herein, the news release contains forward-looking statements that involve risks and uncertainties, including manufacturing risks and risks of the implementation of the commercial production line, product development, the uncertainty of market acceptance, and the uncertainty regarding the outcome of the Company's dispute with JCI, as well as the other risks detailed from time to time in BOLDER's reports filed with the Securities and Exchange Commission, including its report on Form SB-2 filed on March 18, 1996, the report on Form 10-QSB for the quarter ended September 30, 1996, as amended, and the reports on Form 8-K filed on January 3, 1997 and March 16, 1997, among others, in some cases have affected, and in others could cause the Company's results to differ materially from those expressed in any forward-looking statements made by BOLDER and could otherwise affect, the Company's business, results of operations and financial condition."


BOLDER wishes to caution readers that the outcome of the dispute with JCI is uncertain. If any unfavorable outcome were to occur, the impact could be material. Furthermore, any dispute, regardless of the outcome, can have a material adverse impact on the Company as a result of defense costs, diversion of management resources and other factors. In addition, BOLDER wishes to caution readers that the risks detailed from time to time in the Company's other reports filed with the Securities and Exchange Commission, including the report on Form 10-QSB for the quarter ended September 30, 1996, its report on Form SB-2 filed on March 18, 1996, and the report on Form 8-K filed on January 3, 1997, among others, in some cases have affected, and in others could cause the Company's results to differ materially from those expressed in any forward-looking statements made by BOLDER and could otherwise affect, the Company's business, results of operations and financial condition.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 16, 1997          BOLDER TECHNOLOGIES CORPORATION




                                By: /s/ Joseph F. Fojtasek
                                    --------------------------------------------
                                    Joseph F. Fojtasek
                                    Vice President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)